Exhibit 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

	NAME	STATE OR COUNTRY
INCORPORATED

1	American Contractors Indemnity Company	California
2	Avemco Corporation	Delaware
3	Avemco Insurance Agency, Inc.	Maryland
4	Avemco Insurance Company	Maryland
5	BDI Acquisition Sub, Inc.	Delaware
6	Centris Group, Inc., The	Delaware
7	cineFinance Insurance Services, LLC	California
8	Continental Underwriters Ltd.	Louisiana
9	Covenant Claims Service, LLC	Louisiana
10	Covenant Underwriters Ltd.	Louisiana
11	CW Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
12	Dickson Manchester & Company, Limited	United Kingdom
13	G.B. Kenrick & Associates, Inc.	Michigan
14	HCC Acquisition Sub, Inc.	New York
15	HCC Administrators, Inc.	Illinois
16	HCC Aviation Insurance Group, Inc.	Texas
17	HCC Benefits Corporation	Delaware
18	HCC Claims Services Ltd.	United Kingdom
19	HCC Credit Group, Inc.	New York
20	HCC Diversified Financial Products Limited	United Kingdom
21	HCC Employee Benefits, Inc.	Delaware
22	HCC Employer Services, Inc.	Alabama
23	HCC Employer Services, Inc.	Illinois
24	HCC Global Financial Products of Texas, LLC	Texas
25	HCC Global Financial Products, LLC	Delaware
26	HCC Global Financial Products, SL	Spain
27	HCC Indemnity Guaranty Agency, Inc.	New York
28	HCC Insurance Company	Indiana
29	HCC Insurance Holdings (International) Limited	United Kingdom
30	HCC Insurance Services Ltd.	United Kingdom
31	HCC Intermediate Holdings, Inc.	Delaware
32	HCC International Insurance Company PLC	United Kingdom
33	HCC Life Insurance Company	Indiana
34	HCC Reinsurance Company Limited	Bermuda
35	HCC Risk Management Corporation	Texas
36	HCC Service Company, Ltd.	Texas
37	HCC Service Delaware, LLC	Delaware
38	HCC Specialty Holdings (No. 1) Limited	United Kingdom
39	HCC Specialty Holdings (No. 2) Limited	United Kingdom
40	HCC Specialty Insurance Company	Oklahoma
41	HCC Specialty Insurance Holdings, Ltd.	United Kingdom
42	HCC Specialty Underwriters Agency of New York, Inc.	New York
43	HCC Specialty Underwriters Limited	United Kingdom

	NAME	STATE OR COUNTRY
INCORPORATED

44	HCC Specialty Underwriters, Inc.	Massachusetts
45	HCC Strategic Investments (UK) Ltd.	United Kingdom
46	HCC Strategic Investments, LLC	Delaware
47	HCC Surety Group, Inc.	Delaware
48	HCC Trustees Limited	United Kingdom
49	HCC Underwriters, A Texas Corporation	Texas
50	HCC Underwriting Agency Ltd.	United Kingdom
51	HCCI Credit Services Limited	United Kingdom
52	HCCI Group Limited	United Kingdom
53	HCCL Holdings Limited	United Kingdom
54	HCCS Corporation	Delaware
55	Houston Casualty Company	Texas
56	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
57	Illium Trustees Ltd.	United Kingdom
58	Illium, Inc.	Delaware
59	InsPro Corporation	California
60	Intellicare, Inc.	Alabama
61	LDG Re (London) Ltd	United Kingdom
62	LDG Re Worldwide Limited	Delaware
63	LDG Re Worldwide Ltd.	United Kingdom
64	LDG Reinsurance Corporation	Massachusetts
65	LifeTrac, Inc.	Delaware
66	Loss Management, Inc.	Delaware
67	MAG Acquisition Sub, Inc.	Delaware
68	Manchester Dickson Holdings Limited	United Kingdom
69	Midwest Claims Services, Inc.	Michigan
70	Multinational Underwriters, LLC	Wisconsin
71	Nameco (No. 808) Ltd.	United Kingdom
72	Novia Holdings, Inc.	Indiana
73	Novia Underwriters, Inc.	Indiana
74	Occidental Services, Inc.	Delaware
75	PEPYS Holdings Limited	United Kingdom
76	PEPYS Management Services Limited	United Kingdom
77	Perico Life Insurance Company	Delaware
78	Perico Ltd.	Missouri
79	PIA Holdings, Inc.	New York
80	Pioneer General Insurance Company	Colorado
81	Ponderosa Management, Inc.	Colorado
82	Professional Indemnity Agency, Inc.	New Jersey
83	Profind Insurance Services Limited	United Kingdom
84	Rattner Mackenzie (Bermuda) Ltd.	Bermuda
85	Rattner Mackenzie (North America), Inc.	New York
86	Rattner Mackenzie Limited	United Kingdom
87	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
88	Specialty Insurance Underwriters, Inc.	Missouri
89	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
90	Surety Associates Holding Co., Inc.	New Mexico
91	TMD Rattner, LLC	New York
92	TTR, L.L.C.	New York
93	U. S. Specialty Insurance Company	Texas

	NAME	STATE OR COUNTRY
INCORPORATED

94	United States Surety Company	Maryland
95	US Holdings, Inc.	Delaware
96	USBenefits Insurance Services, Inc.	California
97	USSC Holdings, Inc.	Maryland
98	VASA Brougher, Inc.	Indiana
99	VASA North America, Inc.	Indiana
100	Vintage Insurance Programs, LLC	Delaware